EXHIBIT 2
FORM OF LOCK-UP LETTER AGREEMENT

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019

Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) to be entered into by Selecta Biosciences, Inc., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), with respect to the proposed public offering (the “Offering”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering (the “Prospectus”), the undersigned will not, without the prior written consent of UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated (collectively, the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (collectively, “Locked-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Notwithstanding the foregoing, the foregoing restrictions shall not apply to the undersigned’s transfer of Locked-Up Securities:

(a)
acquired in the Offering (other than any issuer directed shares of Common Stock purchased in the Offering by an officer or director of the Company) or in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Locked-Up Securities acquired in the Offering or such open market transactions,

(b)	as a bona fide gift or gifts or for bona fide estate planning purposes, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(c)
to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, in a transaction not involving a disposition for value, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(d)
if the undersigned is an entity, (1) to another corporation, member, partner, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) or (2) as part of a distribution, transfer or distribution by the undersigned to its stockholders, members, partners, beneficiaries (or the estates thereof) or other equity holders, provided that, in the case of (1) or (2) above, that the transferee agrees to be bound in writing by the restrictions set forth herein,

(e)
by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(f)
to the Company, or the withholding of shares of Common Stock by the Company, upon the vesting or exercise of an option or other award granted under an equity incentive plan or stock purchase plan of the Company described in the Prospectus or the conversion or exercise of a convertible security or warrant of the Company described in the Prospectus (in each case, by way of “net” exercise in accordance with their terms, and/or to cover withholding tax obligations in connection with such exercise), provided that any such Common Stock received upon such vesting, exercise or conversion shall be subject to the terms of this agreement and if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was in connection with a “net exercise” or to cover tax obligations of the undersigned, as applicable, in connection with such transfer,

(g)
to the Company pursuant to any contractual arrangement in effect on the date of the Prospectus that provides for the repurchase of the undersigned’s Common Stock or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with any such transfers or dispositions (other than any Form 4 or  Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, and indicating by footnote disclosure or otherwise the nature of the transfer or disposition),

(h)
in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, shares of Common Stock in a manner consistent with the description of such securities contained in the Prospectus, provided that any such shares of Common Stock received shall be subject to the terms of this agreement,

(i)
to a charitable organization or educational institution, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, such transfer shall not involve a disposition for value and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a Form 5 within the 45-day period following the end of the Company’s fiscal year),

(j)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (i) above,

(k)	by operation of law, including pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement, or

(l)
pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other such securities in connection with such transaction, or vote any shares of Common Stock or other securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Furthermore, nothing in this agreement shall be deemed to prevent the undersigned from establishing any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no public disclosure of any such action shall be required or shall be voluntarily made by any person until expiration of the Lock-Up Period.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.  In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

If the undersigned is an officer or director of the Company, (i) each of the Representatives agree that, at least three business days prior to the release or waiver of any of the foregoing restrictions with respect to the Lock-Up Securities of the undersigned, including, for the avoidance of doubt, any security of the Company acquired by the undersigned from the Company in the Offering, the Representatives will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce such impending release or waiver through a major news service at least two business days before the publication date of such press release; provided that no such notification or announcement shall be required, given or made where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement. Any such release or waiver granted herein shall only be effective three business days after such announcement is made by the Company or the Representatives.

 In the event that, during the Lock-Up Period, the Representatives waive any prohibition on the transfer of any Locked-Up Securities held by a “Major Holder” (as defined below) other than the undersigned, then the Representatives shall be deemed to have also waived, on the same terms, the prohibitions set forth in this Lock-Up Agreement that would otherwise have applied to the undersigned on a pro-rata basis with respect to the same proportion of the undersigned’s Locked-Up Securities as (x) the aggregate Locked-Up Securities held by such party receiving the waiver that is subject to the waiver bears to (y) the aggregate shares of Common Stock held by such party. The provisions of this paragraph will not apply: (i) unless and until the Representatives have first waived more than 5% of the Company’s total outstanding shares of Common Stock (determined as of the closing date of the Offering for, and giving effect to, the Offering) in the aggregate from such prohibitions, (ii) (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, or (iii) if the release or waiver is granted to a holder of Locked-Up Securities in connection with an underwritten public offering, whether or not such offering is wholly or partially a secondary offering, of shares of Common Stock pursuant to a registration statement under the Securities Act; provided that in the event of any release or waiver pursuant to this clause (iii), the same percentage of the undersigned’s Locked-Up Securities (determined as set forth above) shall be released, but only for the purpose of participating in such offering. In the event that, as a result of this paragraph, any Locked-Up Securities held by the undersigned are released from the restrictions imposed by this Lock-Up Agreement, the Representatives shall use commercially reasonable efforts to notify the Company within two business days of the effective date of such release, and the Company, in turn, shall notify the undersigned within two business days thereafter that the same percentage of aggregate Locked-Up Securities held by the undersigned has been released from the restrictions set forth in this Lock-Up Agreement. For purposes of this Lock-up Agreement, the following persons shall be deemed to be a “Major Holder”: each record or beneficial owner, as of the date hereof, of more than 5% of the Company’s outstanding Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to impose stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement if which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities, except in the case of a transfer incompliance with this Lock-Up Agreement.

*     *     *

If (i) either the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement”), (iii) the Company files an application to withdraw the registration statement related to the Offering or (iv) the Underwriting Agreement is not executed on or before August 12, 2016, then, in each case, this Lock-Up Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall be automatically released from all obligations hereunder.

Yours very truly,

Name: